SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549-1004


                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                           AMERITECH CORPORATION

              A Delaware                      I.R.S. Employer
              Corporation                     No. 36-3251481

                           30 South Wacker Drive
                          Chicago, Illinois 60606
                      Telephone Number 1-800-257-0902

                 Ameritech Direct Services Investment Plan
   (formerly, Shareowner Dividend Reinvestment and Stock Purchase Plan)

                             Agent for Service
              Richard M. Pehlke, Vice President and Treasurer
                           Ameritech Corporation
              30 South Wacker Drive, Chicago, Illinois 60606
                      Telephone Number (312) 750-5331


               Please send copies of all communications to:

                         Bruce B. Howat, Secretary
                           Ameritech Corporation
              30 South Wacker Drive, Chicago, Illinois 60606
                      Telephone Number (312) 750-5445

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                      CALCULATION OF REGISTRATION FEE

Title of            Amount to           Proposed maximum
securities to       be registered       offering price per
be registered                           share

Common Stock        10,000,000               $54 9/16 (1)
$1 par value        shares
and related
Preference Stock
Purchase Rights

- ----------------------------------------------------------------



Proposed Maximum         Amount of
aggregate offering  registration fee
price

$545,625,000        $188,146.55


(1) The registration fee was based on the average of the high and low prices of the Common Stock on the New York Stock Exchange - Composite Transactions on Friday, April 12, 1996. The value attributable to the Rights, which attach to the Common Stock, is refected in the market price of the Common Stock.
- -----------------------------------------------------------------

Pursuant to Rule 429, the Prospectus herein also relates to Registration Nos. 2-87838 and 33-26366.
Prospectus


                           AMERITECH CORPORATION

                 AMERITECH DIRECT SERVICES INVESTMENT PLAN


Ameritech Corporation (Ameritech or the Company) hereby offers participation in its Ameritech Direct Services Investment Plan (the Plan), a direct stock purchase plan, designed to provide investors with a convenient method to purchase shares of Ameritech's Common Stock (Common Stock) and to reinvest all or a portion of the cash dividends paid. This Plan replaces the prior dividend reinvestment and stock purchase plan; current participants in that plan automatically continue in this Plan.

Shares of Common Stock purchased under the Plan will, at the option of the Company, represent newly issued shares, shares held in the treasury of the Company or shares purchased in the open market by an agent (Purchasing Agent) independent of Ameritech.

This prospectus contains a summary of the material provisions of the Plan and, therefore, this prospectus should be retained by participants in the Plan for future reference.

The closing price of Ameritech Common Stock on April 15, 1996, as shown on the New York Stock Exchange Composite Tape, was $55.375 per share.

This prospectus relates to 10,000,000 shares of Common Stock to be offered for purchase under the Plan.




June 3, 1996




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
AVAILABLE INFORMATION

Ameritech  is  subject to the informational requirements of the  Securities
Exchange Act of 1934, as amended (Exchange Act), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Such reports, proxy statements and other information filed by Ameritech may be inspected and copied at the public reference facilities of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, as well as the following SEC
Regional  Offices:  7  World Trade Center, New York,  New  York  10048  and
Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, IL 60661. Such materials can also be inspected at the New York Stock Exchange and at the Boston, Chicago, Pacific and Philadelphia stock exchanges. Copies can be obtained by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

Ameritech will provide without charge to each person to whom a copy of this prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents.) Written or telephone requests for such copies should be directed to the Investor Relations Department, 30 South Wacker Drive, 35th Floor, Chicago, IL 60606 (Telephone: 312-750-5353.)


THE COMPANY

Ameritech was incorporated in 1983 under the laws of the State of Delaware and has its principal executive offices at 30 South Wacker Drive, Chicago, IL 60606 (telephone number 1-800-257-0902).

Ameritech is one of the world's leading information companies, providing full-service communications and advanced information services to more than 13 million customers in the Midwest. Ameritech also has investments in telecommunication companies in Belgium, New Zealand, Poland, Hungary and other international markets.
                           AMERITECH CORPORATION

                 AMERITECH DIRECT SERVICES INVESTMENT PLAN


Purpose

The purpose of the Plan is to promote long-term ownership among existing and new investors in the Company by providing a convenient method to purchase shares of Ameritech Common Stock and to reinvest all or a portion of the cash dividends paid.


Features of the Plan

     Persons not presently owning shares of Common Stock may become participants by making an initial cash investment of $1,000 or more or by authorizing a minimum of ten (10) automatic monthly withdrawals of at least $100 for the purchase of Common Stock.

     Shareowners who hold at least two shares of Ameritech's Common Stock in their name may participate in the dividend reinvestment service of the Plan. Shareowners who hold less than two shares in their name may enroll either by investing at least $1,000 or by authorizing monthly automatic investments of at least $100 or use the other service features of the Plan, such as certificate safekeeping and sales.

     Participants may make additional investments in Common Stock through optional cash investments of at least $100 for any single investment up to a maximum of $150,000 per calendar year (including the initial investment.) Optional investments may be made by check, money order or automatic
  deduction  from  a  predesignated  U.S.  bank  account.   Optional   cash
  investments may be made occasionally or at regular intervals at the participant's option.

     Registered holders of Common Stock who are not already participants may become participants by: electing to have dividend payments on all or a portion of their Common Stock reinvested in Company stock, depositing certificates representing Common Stock into the Plan for safekeeping or making an initial investment to purchase Common Stock through the Plan.

     Funds invested in the Plan are fully invested in Common Stock through the purchase of whole shares and fractions of shares, and proportionate cash dividends on fractions of shares of Common Stock are used to purchase additional fractional shares of Common Stock.


  Ameritech offers a "safekeeping" service whereby investors may deposit, free of any service charges, certificates representing Common Stock with the Administrator and have their ownership of such Common Stock maintained on the Administrator's records as part of their account.

    Participants may make transfers or gifts of Common Stock at no charge. When a participant transfers or gives shares to another person, a Plan account will be opened for the recipient. The participant can also request a special gift certificate be mailed to the recipient.

     Participants may establish an Individual Retirement Account (IRA) which invests in Ameritech Common Stock. A participant will be able to roll over an existing IRA or other qualified plan distribution into an IRA established under the Plan. An account maintenance fee is charged for such an account on an annual basis.

    Participants may sell all or any portion of their Common Stock through the Plan. Sales will be made on a daily basis. A transaction fee and sales commissions will be deducted from the proceeds of the sale.

     Participants will receive quarterly Statements of Account showing all transactions completed during the year to date. Supplemental Statements of Accounts will be provided in months where the participant has made an optional cash investment or deposited, transferred or withdrawn shares. The Administrator will send transaction advices promptly after each sale of shares under the Plan.

     Participants may establish a stock-secured loan or line of credit, backed by shares held on deposit equivalent to 50% to 75% of the market value of the Plan account, without selling the shares. A reasonable fee will be charged for processing the loan and payments of the loan will be automatically withdrawn from the participant's financial institution. Dividends will continue to be paid on the Common Stock that is being held as collateral for the loan or the line of credit.



PLAN ADMINISTRATION

First Chicago Trust Company of New York (the Administrator), Ameritech's transfer agent, registrar and dividend disbursing agent, will administer the Plan, purchase and hold shares of Common Stock acquired by the Plan, keep records, send Statements of Account to participants, and perform other duties related to the Plan. For information about the Plan:

Potential investors wishing to purchase
initial shares, toll free:                   1-888-PLANAIT (752-6248)

Shareowners call Ameritech Shareowner
Services, toll free:                         1-800-233-1342

Outside the United States, call collect:     201-324-0308

Internet                           www.ameritech.com

E-mail                             share.owners@ameritech.com

Written requests and notices should be mailed to:

                Ameritech
                c/o First Chicago Trust Company of New York
                P.O. Box 2558
                Jersey City, New Jersey  07303-2558

Optional cash investments, by check or money order, payable to "Ameritech-FCTC", in United States dollars, should be mailed to:

                Ameritech
                c/o First Chicago Trust Company of New York
                Direct Services Investment Payments
                P.O. Box 13531
                Newark, New Jersey  07188-0001

Current registered owners should include their account number and social security number on all correspondence, together with a telephone number where they can be reached during business hours.


ELIGIBILITY

Any person or entity, whether or not a record holder of Common Stock, is eligible to participate in the Plan, provided that (i) such person or entity fulfills the requirements for participation described below under "Enrollment Procedures" and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan or the participant.


ENROLLMENT PROCEDURES

Shareowners

In order to participate in the Plan, a shareowner of record must own and maintain at least two shares of Ameritech Common Stock in a Plan account. A shareowner may enroll in the Plan by completing an enrollment form and returning it to the Administrator to reinvest dividends and/or make optional cash investments. Requests for such forms should be directed to the Administrator, either by telephone or in writing.

Current participants in the Ameritech Shareowner Dividend Reinvestment and Stock Purchase Plan, which is being replaced by Ameritech Direct Services Investment Plan (by means of amendment and restatement), will automatically be participants in the Plan without sending in a new enrollment form. However, participants who wish to change their participation in any way must submit a new enrollment form.

Non-Shareowners

To enroll, investors must make an initial investment of at least $1,000 or authorize a minimum of ten (10) automatic investments of at least $100 per month and return a completed initial investment form to the Administrator. Automatic monthly withdrawals will continue indefinitely, beyond the ten month minimum, until such time as participant notifies the Administrator by written instruction.

Employees

Employees of Ameritech and its subsidiaries which allow payroll deduction may also join the Plan by contacting the Administrator, returning a completed enrollment form to the Administrator and authorizing payroll deduction contributions to the Plan of at least $25 per month.

Street Name Holders

Owners of shares of Ameritech Common Stock held on their behalf by banks, brokers or trustees may participate in the Plan by withdrawing their shares from such accounts and having them registered directly in their own names under the Plan and returning a completed enrollment form with the stock certificate(s) to the Administrator. See instructions on page ___.

IRAs

Individuals may establish an IRA which invests in Ameritech Common Stock through the Plan by returning a completed IRA enrollment form and making an initial investment for the IRA of at least $1,000 or by transferring funds having a fair market value of $1,000 on the enrollment date from an existing IRA account and completing an IRA enrollment form and an IRA Funds Transfer Form. These forms and a disclosure statement for IRA accounts are available from the Administrator.

Participants will be required to pay certain transaction fees in connection with the Plan, including an initial investment fee, and if applicable, an annual IRA fee. See "Transaction Fees" on page ___.


INVESTMENT DATES

Purchases of shares of Common Stock for accounts under the Plan will be made on dates (Investment Dates) that occur at least once every five business days. Purchases may be processed daily when practicable.


METHODS OF INVESTMENT

Once enrolled in the Plan, additional share purchases using the Plan's optional cash payment feature can be made in the amount of not less than $100 per investment nor more than $150,000 per annum, inclusive of the initial investment. No interest will be paid on amounts held by the Administrator pending investment. Optional cash investments must be received by the Administrator not less than two business days before an Investment Date.

Check Investment

Optional cash investments may be made by enclosing a check or money order for not less than $100 (payable to "Ameritech-FCTC" in United States dollars), with a completed optional cash investment stub which is attached to the Statement of Account and Transaction Advice. Do not send cash.

A $20 administrative fee will be assessed to a participant whose check or automatic monthly withdrawal is returned for insufficient funds.
Automatic Investment from a Bank Account

Participants may make automatic monthly investments of $100 or more per month through a predesignated U.S. bank account. To initiate automatic monthly deductions, the participant should contact the Administrator and complete and sign an automatic monthly deduction form and return it to the Administrator. Forms will be processed and will become effective as soon as practicable. Participants should allow 4 - 6 weeks for the first automatic investment to be initiated.

Participants may change or terminate automatic investments by notifying the Administrator in writing. Such notification should be received at least six business days prior to the next automatic investment date to be effective by that date.


Dividend Reinvestment

Full Dividend Reinvestment - Reinvest dividends on all shares held by a participant, less applicable fees, and if desired, also invest by making optional cash investments.

Partial Dividend Reinvestment - Designate the number of whole shares on which a cash dividend is to be paid and the dividends on the remaining shares will be reinvested, less applicable fees, and if desired, also invest by making optional cash investments.

Employee Payroll Deductions

An employee of Ameritech and its subsidiaries may participate in the Plan through payroll deductions as each company's payroll system allows participation in the payroll deduction option. An employee participant may authorize payroll deductions of not less than $25 per month. Appropriate forms for enrollment, electronic funds transfer, payroll deduction and termination are available from the Administrator.


DIRECT DEPOSIT OF DIVIDENDS

Through the Company's direct deposit feature, a participant may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the participant's predesignated U.S. bank account. To receive such dividends by direct deposit, contact the Administrator for a Direct Deposit Authorization Form. Participants must first complete and sign the direct deposit form and return the form to the Administrator.

Direct Deposit Authorization Forms will be processed and will become effective as promptly as practicable after receipt by the Administrator. Participants may change the designated account for Direct Deposit or discontinue this feature by written instruction to the Administrator.


PURCHASE OF COMMON STOCK

Purchases  will  be  made  at  least once a week,  but  may  be  made  more
frequently.   If any designated purchase date is a day when  the  New  York
Stock Exchange is not open, purchases will be made the next business day.

If shares are purchased in the open market, the price of Common Stock will be the average cost incurred to purchase the shares. The average cost will be determined by dividing the cost of all shares purchased with reinvested dividends and/or optional cash investments on the investment date. The participant's account will be credited the shares purchased, less any applicable fees.

If shares are purchased directly from Ameritech, the price will be the average of the high and low sale prices of Ameritech common stock on the NYSE-Composite Transactions on the day of purchase.

All fractional shares are rounded to three decimal places and are credited to the participant's account in the same manner as whole shares.

Participants will be required to pay certain fees in connection with the purchase of shares of Common Stock under the Plan. See "Transaction Fees" on page __.


SALE OF SHARES

Participants (or non-participants who have shares held by the Plan Administrator for safekeeping) may sell any number of shares held in the participant's account by calling 1-800-233-1342 and selecting the appropriate automated option or by sending a written request to the Administrator. A request to sell all shares held in a participant's account will be treated as a termination of that account.

Sales will be made for the participant's account on the open market through a Purchasing Agent designated by the Administrator. The sale price for shares sold for a participant will be credited at the average price per share of all shares sold. The participant will receive the proceeds, less any applicable fees.

Participants will be required to pay certain fees in connection with the sale of shares of Common Stock under the Plan. See "Transaction Fees" on page __.


WITHDRAWAL FROM THE PLAN

Participants may withdraw from the Plan by giving written notice to the Administrator or by completing and returning the appropriate section of the Statement of Account to the Administrator. Upon withdrawal, the participant must elect to either (i) designate all shares held in the participant's account to receive dividends in cash, (ii) receive a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares; or (iii) sell all shares in the Plan as described under "Sale of Shares."

Any certificates issued upon withdrawal will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than that on the participant's Plan account, the signature(s) on the instructions or stock power must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificates is in fact the registered owner as it appears on the stock certificate or stock power. No certificates will be issued for fractional shares.

If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the participant as soon as practicable following the payment date. Thereafter, dividends will be paid in cash.


STOCK-SECURED LOAN PROGRAM

The objective of the stock-secured loan program and the stock-secured line of credit program is to enable shareowners to obtain cash without selling their shares in the Company.

To qualify for the loan program, a participant must hold at least $2,000 of Ameritech stock deposited in the Plan. Participants can borrow up to 50% of the market value of their stock without any credit. Standard loan amounts start at $1,000 up to $25,000 in thousand dollar increments. Both variable and fixed rate loans are available.

To qualify for the line of credit program, a participant must hold at least $4,000 of Ameritech Common Stock deposited in the Plan. The line of credit amounts begin at $3,000 and is collateralized up to 75% of the value of shares held in the Plan.

Contact the Administrator for a loan application. The shares stay in safekeeping with the Administrator and continue to earn dividends.
Loan repayment schedules vary from one to four years depending on the amount borrowed and the repayment amount selected. Repayment is made through automatic deduction from the participant's predesignated financial institution. Applicable fees will be outlined in the loan or line of credit agreement which can be obtained through the Administrator.


SHARE SAFEKEEPING

Participants and non-participants may use the Plan's "share safekeeping" service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Plan.

To  insure  against  loss resulting from mailing your certificates  to  the
Administrator, the Plan provides for mail insurance free of charge for certificates valued at up $25,000 current market value provided they are mailed first class. To be eligible for certificate mailing insurance, certificates must be mailed in brown, pre-addressed return envelopes supplied by the Administrator. The Administrator will promptly send the participant a statement confirming each deposit of certificates. The Administrator must be notified of any claim within thirty (30) calendar days of the date the certificates were mailed. To submit a claim, an individual investor must be a current participant or the individual investor's loss must be incurred in connection with becoming a participant. In the latter case, the claimant must enroll in the program at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to the Administrator in accordance with the guidelines described above. Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from the fluctuations in the value of such shares from the time the individual mails the certificates until such time as replacement can be effected.

By using the share safekeeping service, investors no longer bear the risk associated with loss, theft or destruction of stock certificates. Shareowners using this service who are not Plan participants will continue to receive their dividends in cash. Shares held in safekeeping can be sold and withdrawn as described in "Sale of Shares" on page ___ and "Gift/Transfers of Shares".


GIFT/TRANSFERS OF SHARES

Transfer of Shares from Street Name

A shareowner who holds shares registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to a Plan account by directing his or her agent to have these shares registered directly in the shareowner's name and to deliver a certificate to him or her. Once the certificate is received, the shares can be enrolled in the Plan as described under "Shareowners" above.

Gift or Transfer of Shares of Common Stock

If a participant wishes to change the ownership of all or part of his or her shares held under the Plan through a gift, private sale or otherwise, the participant must deliver properly completed written instructions to the Administrator. Transfers must be made in whole shares. No fraction of a share credited to a participant's account may be transferred unless the participant's entire account is transferred. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

Shares may be transferred to new or existing shareowners; however, a new Plan account will not be opened as a result of a transfer of less than two shares.

Participants may make gifts of Ameritech Common Stock by (i) making an initial investment to establish an account in the recipient's name; (ii) submitting an optional cash payment in an amount not less than $100 nor more than $150,000 on behalf of an existing Plan participant; or (iii) by transferring shares from their account to another person.

All  accounts  opened  will  be  automatically  enrolled  in  the  dividend reinvestment service of the Plan with all dividends being automatically reinvested. The new participants, at their option, may continue to have all dividends reinvested or designate a portion of the Plan shares to pay a cash dividend directly to them. In all cases where a gift is indicated, a gift certificate, if requested, will be sent to the account holder, free of charge, for presentation to the recipient.


TRANSACTION FEES

Initial Cash Investment       $10.00 per transaction
                              plus commissions of $.10 per share

Optional Cash Investment
   via check or wire          $5.00 per transaction
                              plus commissions of $.10 per share
   via automatic monthly      $1.00 per transaction
   deductions                 plus commissions of $.10 per share

Sales Fee                     $10.00 per transaction plus commissions
                              of $.12 per share

Reinvestment of Dividends     Rate of 5% of invested amount with
                              a minimum of $1 per quarter and a
                              maximum of $3 per quarter

Annual IRA Fee                $35.00

Stock-Secured Loan or
Line of Credit                $35.00

Certificate Withdrawal        No charge


REPORTS TO PARTICIPANTS

Each participant who reinvests dividends will receive a quarterly Statement of Account showing all transactions for the participant's account year-to-date, the number of shares of Common Stock credited to the account, the amount of cash held in the account and other information. Supplemental Statements of Accounts will be provided in months where the participant has made an optional cash investment or deposited, transferred or withdrawn shares. The Administrator will send transaction advices promptly after each sale of shares under the Plan. Participants should retain these statements and advices in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

Participants will receive copies of all communications sent to  holders  of
Common  Stock.   This  includes  semi-annual  reports,  annual  reports  to shareowners and proxy material.

All notices, statements and reports from the Administrator to a participant will be addressed to the participant at his or her latest address of record with the Administrator. Therefore, participants must promptly notify the Administrator of any change of address.


FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Ameritech, the Federal income tax consequences for Plan participants are as follows:

(1) Plan participants acquiring shares through the reinvestment of common share dividends will be treated as having received a taxable dividend on the dividend payment date. If shares are purchased in market transactions, the dividend amount is equal to the cash dividend paid by Ameritech. If shares are purchased directly from Ameritech, the dividend amount is equal to the total Plan purchase price.

(2) The tax basis of shares acquired through the reinvestment of common share dividends will be equal to the amount of the taxable dividend. The tax basis of shares acquired with optional cash investments will be equal to the Plan purchase price.

(3) A participant's holding period for common shares acquired pursuant to the Plan will begin on the day following the credit of such shares to such participant's account and end on the day of sale.

(4)    A  participant  will  not  realize  any  taxable  income  upon   the
participant's request for certificates for certain or all shares or upon termination of participation in, or termination, of the Plan.

(5) A participant will realize gain or loss when shares are sold or exchanged, whether pursuant to the participant's request or by the participant after receipt of shares from the Plan, and in the case of a fractional share, when the participant receives a cash adjustment for a fraction of a share held in the participant's account upon termination of participation in, or termination of, the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

(6)  Subject to the limitations contained in the Internal Revenue Code, the
transaction   fees   and  brokerage  commissions  may  be   deductible   by
participants who itemize deductions.

If a participant has failed to furnish a valid taxpayer identification number to the Administrator, unless the participant is exempt from the back-up withholding requirements described in Section 3406 of the Internal Revenue Code, then the Administrator will withhold 31% from the amount of common share dividends, the proceeds of the sale of fractional shares and the proceeds of any sale of whole shares. In addition, the Interest and Dividend Tax Compliance Act of 1983 provides that if a new participant fails to certify that such participant is not subject to withholding on interest and dividend payments under Section 3406(a)(D) of the Internal Revenue Code, then 31% must be withheld from the amount of common share
dividends.   The  withheld  amounts will be deducted  from  the  amount  of dividends and the remaining amount will be reinvested.


MISCELLANEOUS

Stock Dividend or Stock Splits

Any shares of Ameritech Common Stock distributed as a result of a stock dividend or stock split on shares held by the Administrator in the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares held by the participant in certificate form will be mailed directly to the participant in the same manner as to shareowners who are not participating in the Plan. Any fractional share resulting from a stock dividend or stock split, on either shares held by the participant or shares held by the Administrator, will be added to the participant's account.

Rights Offering

A participant's entitlement in a rights offering will be based upon the participant's total holdings -- just as the participant's dividends are computed. Rights certificates will be issued for the number of whole shares only, however, and rights based on a fractional share held in a participant's account will be sold for the participant's account and the net proceeds will be treated as an optional cash investment.

Voting of Proxies

A participant will be sent a proxy card representing both the shares held by the participant in certificate form and the shares held by the Administrator in the participant's account under the Plan. Such proxy will be voted as indicated by the participant on the signed proxy. Fractional shares will be aggregated and voted in accordance with the participant's directions. If the proxy card or instruction form is not returned or if it is returned unsigned by the registered owner(s), none of the participant's shares will be voted.

Limitation of Liability

Neither Ameritech nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death, the price at which shares are purchased or sold for the participant's account, the times when purchases or sales are made or fluctuations in the market value of Ameritech Common Stock.

Participants should recognize that neither Ameritech nor the Administrator can assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.

Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends will depend upon future earnings, the financial condition of Ameritech and other factors. The amount and timing of dividends may be changed at any time without notice.

Change or Termination of Plan

Ameritech reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by Ameritech, certificates for whole shares held in a participant's account under the Plan will be issued and a cash payment will be made for any fractional share.


USE OF PROCEEDS

The shares purchased from Ameritech with reinvested cash dividends and optional cash investments will, at the option of Ameritech, be newly issued shares, treasury shares or shares purchased in the open market by the Administrator. Ameritech is unable to estimate the number of shares which will be purchased directly from Ameritech under the Plan or the amount of proceeds from any such shares. If shares for the Plan are purchased from Ameritech, the net proceeds will be used by Ameritech for general corporate purposes.


LEGAL MATTERS

Thomas P. Hester, as Executive Vice President and General Counsel of Ameritech, has passed upon the legality of the securities being offered pursuant to the Plan. Mr. Hester owns beneficially and has options to acquire shares of the Common Stock of Ameritech and he is eligible to participate in the Plan.


INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements and financial statement schedule of Ameritech and its subsidiaries included (or incorporated by reference) in Ameritech's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in the report of such firm accompanying such financial statements. Reference is made to said report, which includes an explanatory paragraph with respect to discontinuing the application of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1994 as discussed in Note 4 to the consolidated financial statements. The financial statements and financial statement schedule referred to above are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.


INCORPORATION OF DOCUMENTS BY REFERENCE

Ameritech  has  filed  the following documents  with  the  SEC.   They  are
incorporated in this section of the prospectus by reference:

(1) Ameritech's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(2) The description of Ameritech's Common Stock contained in Ameritech's Form 10 Registration Statement filed under the Exchange Act on November 16, 1983, as updated by the description of amendments to Ameritech's
Certificate of Incorporation increasing the authorized Common Stock contained in Ameritech's Notice of 1987 Annual Meeting and Proxy Statement, dated March 2, 1987, Notice of 1989 Annual Meeting and Proxy Statement, dated March 1, 1989, and Notice of 1996 Annual Meeting and Proxy Statement, dated March 1, 1996.

(3) The description of the dividend distribution on one contingent Preference Stock Purchase Right for each outstanding share of common stock to shareowners of record at the close of business on December 30, 1988, contained in Ameritech Current Report on Form 8-K filed on December 21, 1988.

All documents subsequently filed by Ameritech pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of Ameritech provide for indemnification of officers, directors and employees of Ameritech in certain circumstances for certain liabilities and expenses.

The directors and officers of Ameritech are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (Act), which might be incurred by them in such capacities and against which they cannot be indemnified by Ameritech.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.





TABLE OF CONTENTS

                                                  Page
Available Information
The Company
Plan Ameritech Invest Direct
  Purpose
  Features of the Plan
  Plan Administration
  Eligibility
  Enrollment Procedures
  Investment Dates
  Methods of Investment
  Direct Deposit of Dividends
  Purchase of Common Stock
  Sale of Shares
  Withdrawal From the Plan
  Stock-Secured Loan Program
  Share Safekeeping
  Gift/Transfers of Shares
  Transaction Fees
  Reports to Participants
  Federal Income Tax Consequences
Miscellaneous
Use of Proceeds
Legal Matters
Independent Public Accountants
Incorporation of Documents by Reference
Indemnification of Directors and Officers





No  person  has  been  authorized  to give  any  information  or  make  any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Ameritech. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, the securities to which it relates in any jurisdiction to any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.


PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issusance and Distribution.

          Securities and Exchange Commission Filing Fee...$188,146.55
          Printing and Distribution of Prospectus......... 110,000.00 *
          Accountants' Fees and Expenses..................   6,000.00 *
          Miscelaneous Fees and Expenses..................   1,000.00 *
             Total........................................$305,146.55 *

          *Estimates

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of Ameritech provide for indemnification of officers, directors and employees of Ameritech in certain circumstances.

     Article Seventh of the Certificate of Incorporation of Ameritech provides that Ameritech shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Ameritech), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Ameritech, against any liability or expense actually and reasonably incurred by such person in respect thereof.

     Article VI of the By-Laws of Ameritech provides that Ameritech shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that he (i) is or was a director, officer, employee or agent of Ameritech, or
(ii) is or was serving at the request of Ameritech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Ameritech and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Furthermore, Ameritech shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ameritech to procure a judgment in its favor by reason of the fact that he (i) is or was a director, officer, employee or agent of Ameritech, or (ii) is or was serving at the request of Ameritech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Ameritech and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Ameritech unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article Twelfth of the Certificate of Incorporation of Ameritech provides that directors of Ameritech shall have no personal liability to Ameritech or its stockholders for monetary damages for breach of fiduciary duty as director, except (i) for any breach of a director's duty of loyalty to Ameritech or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which a director derived an improper personal benefit.

     AT&T Corp. ("AT&T") has agreed to indemnify and hold harmless any director or officer of a regional holding company (including Ameritech) or any Bell operating company, or any AT&T officer who has been designated to act on behalf of a regional holding company who is made, or threatened to be made, a party to an action or proceeding because of such officer's or director's involvement in the implementation of the Modification of Final Judgment or Plan of Reorganization against judgments, amounts paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or an appeal therein, to the extent permitted by applicable law, where such officer or director cannot legally be indemnified by the regional holding company or any Bell operating company on whose behalf he acted, and to the extent such officer or director is not reimbursed by the Bell System Officers and Directors Liability Insurance or other insurance obtained by the regional holding company or Bell Communications Research, Inc.

     The directors and officers of Ameritech are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

Item 8.  Exhibits.

Exhibits identified in parenthesis below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

     Exhibit
     Number

     4a   Certificate of Incorporation of Ameritech as amended on April 26,
1991 (Exhibit 3a to Form 10-K for 1991, File No. 1-8612).

     4b   Rights Agreement, dated as of December 12, 1988, between
Ameritech and American Transtech Inc., as Rights Agent (Exhibit 1 to Form 8-A, dated December 29, 1988, File No. 1-8612).

     5    Opinion of Thomas P. Hester, Senior Vice President and General
Counsel of Ameritech, as to the legality of the securities to be issued.

     23a  Consent of Arthur Andersen LLP, independent public accountants

     23b Consent of Thomas P. Hester, Senior Vice President and General Counsel of Ameritech, is contained in the opinion of counsel filed as
Exhibit 5.

     24   Powers of Attorney executed by the officers and directors who signed this registration statement.


Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 17th day of April, 1996.

                              AMERITECH CORPORATION

                              By  /s/ Richard W. Pehlke
                              (Richard W. Pehlke,
                              Vice President and Treasurer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Principal Executive Officer:
R.C. Notebaert
Chairman and
Chief Executive Officer

Principal Financial Officer:
O.G. Shaffer
Executive Vice President and
Chief Financial Officer

Principal Accounting Officer:
B.F. Elliott                       By /s/ Richard W. Pehlke
Vice President and                 (Richard W. Pehlke,
Comptroller                              as Attorney-in-fact)

Directors:
                                   April 17, 1996
D.C. Clark
M.R. Goodes
H.H. Gray
J.A. Henderson
S.B. Lubar
L.M. Martin
A.C. Martinez
J.B. McCoy
N.C. Notebaert
J.D. Ong
A.B. Rand
J.A. Unruh